EXHIBIT 4.18

The Warrant represented hereby and the shares of Common Stock issuable upon the exercise hereof have not been registered under the securities Act of 1933, as amended (the "Act") or the securities laws of any state and cannot be sold or transferred unless and until they are so registered or unless an exemption under the Act and such laws is available.


                                                    Warrant to Purchase:

                                                 25,000 Shares of Common
                                                   Stock, $.01 par value

ODC-1

                            WARRANT TO PURCHASE
                              COMMON STOCK
                                   OF
                          BARRINGER TECHNOLOGIES INC.

      THIS IS TO CERTIFY that the ONTARIO DEVELOPMENT CORPORATION (the "Warrantholder"), or its assigns, is entitled, upon the due exercise hereof and subject to the terms and conditions hereof, to purchase from Barringer Technologies Inc., a Delaware corporation (the "Company"), all or any part of twenty-five thousand (25,000) fully paid and nonassessable shares of Common Stock, par value $.01 per share, of the Company ("Common Stock"), upon presentation and surrender of the Warrant together with the subscription form attached hereto as Appendix "A", duly completed and duly executed, at the principal office of the Company, 219 South Street, New Providence, New Jersey 07974, Att: Chief Financial Officer, and simultaneous payment therefor in cash or by certified or official bank check payable to the order of the Company at the purchase price of One dollar and thirty-one and one-quarter cents (US$1.3125) per share (the "Warrant Purchase Price").

      1. Term. Unless this Warrant is surrendered and payment made as herein provided before the earlier of 90 days after repayment of all amounts owing pursuant to the loan agreement between Barringer Research Ltd and Ontario Development Corporation dated September 20, 1994, or three years from September 20, 1994 (both dates hereinafter referred to as the "Expiration Date"), the Warrant will become wholly void and all rights evidenced hereby will terminate on the Expiration Date.

      2. Warrant Exchange. This Warrant may be exchanged for a number of Warrants of the same tenor as this Warrant for the purchase in the aggregate of the same number of shares of Common Stock as are purchasable upon the exercise of this Warrant, upon surrender hereof at the office of the Company with written instructions as to the denominations of the Warrants to be issued in exchange. If this Warrant is exercised for less than all the shares purchasable upon the exercise hereof, the holder shall be entitled to receive within 10 days of the surrender of the warrant, a new Warrant or Warrants of the same tenor as this Warrant for the purchase in the aggregate of the number of shares in respect of which this Warrant shall not have been exercised.

      3. (a) Subdivision, Consolidation, Reclassification If at any time or from time to time the Company shall by subdivision, consolidation or reclassification of shares, or otherwise change as a whole the outstanding shares of Common Stock into a different number or class of shares, the number and class of shares as so changed shall, for the purpose of this Warrant and the terms and conditions hereof, replace the shares outstanding immediately prior to such change and the Warrant purchase Price in effect, and the number of shares purchasable under this Purchase Warrant, immediately prior to the date on which such change shall become effective, shall be proportionately adjusted.

            (b) Merger. If at any time while this Warrant is outstanding the Company shall consolidate with or merge into another corporation, the holder hereof shall thereafter be entitled upon exercise hereof to purchase, with respect to each share of Common Stock purchasable hereunder (immediately prior to the date upon which such consolidation or merger shall become effective), the securities or property to which a holder of one share of Common Stock would have been entitled upon such consolidation or merger immediately prior to the date upon which such consolidation or merger became effective, without any change in, or payment in addition to, the Warrant Purchase Price in effect immediately prior to such merger or consolidation, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that all of the provisions of this Warrant shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any such consolidation or merger unless prior to the consummation thereof the successor corporation (if other than the Company) resulting therefrom shall assume by written instrument executed and mailed to the registered holder hereof at the address of such holder shown on the books of the Company, the obligation to deliver to such holder such securities or property as in accordance with the foregoing provisions such holder shall be entitled to purchase. A sale of all or substantially all of the assets of the Company for a consideration (apart from the assumption or obligations) consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

            (c) Distributions. If the Company shall at any time or from time to time (a) distribute (otherwise than as a dividend in cash) to the holders of Common Stock, or grant any rights to such holders to acquire assets without any consideration paid or to be paid by them or for a consideration less than the fair market value of such assets, as determined by the Board of Directors of the Company, or (b) declare a dividend upon the Common Stock (to the extent payable otherwise than in cash and out of earnings or earned surplus, as indicated by the accounting treatment of such dividend in the books of the Company), the Company shall reserve and the holder of the Warrant shall thereafter upon exercise hereof, be entitled to receive, for each share of Common Stock purchasable hereunder on the record date established by the Company for the determination of holders of Common Stock entitled to receive such distribution, right or dividend (or if no such record date shall have been established, on the date of such distribution, grant of such right or payment of such dividend), and without increase in (except in respect of the consideration, if any, paid for such assets by shareholders), or payment in addition to, the then current Warrant purchase price per share, (i) the amount of such assets to which such right would have been granted to the holder hereof, or
(ii) the amount of such dividend (to the extent thereof above stated) which such holder would have received had he been a holder of one share of Common Stock on such record (or other) date.

            (d) Notice of Change. Upon the happening of any event requiring an adjustment of the Warrant Purchase Price hereunder, the Company shall forthwith give written notice thereof to the registered holder of this Warrant stating the adjusted Warrant Purchase Price resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. In case any voluntary or involuntary dissolution, liquidation or winding up of the Company shall at any time be proposed, the Company shall give at least twenty (20) days prior written notice thereof to the registered holder hereof stating the date on which such event is to take place and the date (which shall be at least twenty (20) days after the giving of such notice) as of which the holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding up (on which date, in the event of such dissolution, liquidation or winding up shall actually take place, this Warrant and all rights with respect hereto, shall terminate). Notice pursuant to this paragraph shall be given by first class mail. postage prepaid, addressed to the registered holder of this Warrant at the address of such holder appearing in the records of the Company.

            (e)  For the purpose of the foregoing paragraphs (a) through
(d) the term "Common Stock" shall include all shares of Common Stock authorized by the Company's Certificate of Incorporation, as from time to time amended, which are not limited to a fixed sum or percentage of the par value in respect of the right of holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary dissolution or winding up of the Company; provided, that the shares purchasable pursuant to this Warrant shall include only shares of such class referred to in the first paragraph hereof designated in the Company's Certificate of Incorporation as Common Stock on the date of the original issue of this Warrant and shall not, in the case of any reorganization, reclassification, consolidation, merger or sale of assets of the character referred to in subparagraph 3(a) or 3(b) hereof, the stock, securities or assets provided for in such subparagraph

      4. No Stockholder Rights. No holder of this Warrant shall be entitled to any rights of a stockholder of the Company in respect of any shares purchasable upon the exercise hereof until such shares have been paid for in full and issued to such holder. As soon as practicable after such exercise, and in any event within ten (10) days thereafter, the Company shall deliver a certificate or certificates for the number of all shares of Common Shares issuable upon such exercise, all of which shall be validly issued, fully paid and non-assessable, and free of all taxes, liens and charges with respect to the issue thereof, to the person or persons entitled to receive the same, provided, however, that unless the Company shall receive an opinion of counsel satisfactory to it that such a legend is not required in order to assure compliance with the Securities Act of 1933, such certificate delivered to the holder of the surrendered Warrant shall bear a legend reading substantially as follows:

            "The shares represented by this certificate have not been registered under the Securities
            Act of 1933. The Shares have been acquired for investment and may not be sold or transferred in the absence of an effective
            Registration Statement for the shares under the Securities Act or an opinion of counsel to the Company that registration is not required under said Act."

      5. Registration Under Securities Act. In the event the Company determines to register any shares of Common Stock under the Securities Act of 1933 (the "Act") (whether in connection with a public offering of securities by the Company, a public offering of securities by stockholders or warrantholders of the Company, or both, but not in connection with a registration effected solely to implement a compensation plan or a transaction to which Rule 145 under the Act or any successor provision if applicable or which is otherwise effected on Form S-4 or any successor thereto) the Company will use its best efforts to effect the registration under the Act of all of the shares of Common Stock issuable upon exercise of this Warrant, provided, however, that in the case of a registration of Common Stock by the Company in an underwritten public offering said shares of Common Stock shall not be registered in the event that the managing underwriter of such offering shall advise the Company in writing that, in the reasonable opinion of such managing underwriter, marketing factors require a limitation on the number of shares of Common Stock to be included in such offering. This limitation, however, shall be applied on a pro-rata basis with all other security holders requesting inclusion in the said registration. In connection with the filing of any such Registration Statement, and as a condition to the inclusion therein of Common stock issuable upon exercise of this Warrant, the holder or holders hereof shall enter into such underwriting or indemnification agreement, in customary form, as the Company shall request.

The Company will give the warrantholder 60 days notice of its intent to file a registration statement.

All direct costs associated with the registration shall be at the Company's expense.

The rights set out in this section 5 shall survive any exercise of the Warrant and shall accrue to the holder(s) of any Common Stock issued pursuant to such exercise.

      6. Reservation of Stock Issuable upon Exercise. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the issuance of the Shares upon exercise of the Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to provide for the exercise of this Warrant, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to provide for the exercise of this Warrant, the Company will, subject to the requirements of applicable state law, take such corporate action as may, in the option of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares of Common Stock as shall be sufficient for such purposes.

      7. Assignment. This warrant shall be assignable in whole or in part without restrictions or limitations.

                                          Barringer Technologies Inc.

                                          By:  ----------------------
                                                Stanley S. Binder
                                                President
Dated:      , 1994

                                          ATTEST;
                                          --------------------------
                                          Kenneth S. Wood, Secretary


                               APPENDIX "A"


                 (To be executed by the registered holder to
                       exercise the right to purchase
                 Common Stock evidenced by the within Warrant)



To Barringer Technologies Inc.



         The undersigned hereby irrevocably subscribes for        share of
your Common Stock pursuant to and in accordance with the terms and conditions of this Warrant, and herewith makes payment of US$ therefore, and requests that a certificate for such shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below, and if said number of shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned at the address stated below.






Dated:                             Signed:
                                   Address: